FY02  10-K  11/12/02
                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                           ____________________________

                                                     FORM 10-K
                                           ____________________________


                                   ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                                      OF THE SECURITIES EXCHANGE ACT OF 1934


================================================================================

     For the fiscal year ended July 31, 2002 Commission File Number 0-26230


================================================================================


                         WESTERN POWER & EQUIPMENT CORP.
             (Exact name of Registrant as specified in its charter)


         Delaware                                         91-1688446

(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)


  6407-B N.E. 117TH AVE, VANCOUVER, WA                     98662
(Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (360) 253-2346


          Securities registered pursuant to Section 12(b) of the Act:
                                      None

          Securities registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 par value
                                (Title of Class)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES X NO

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulations S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to the Form 10-K. [ X ]

     As of November 12, 2002: (a) 3,403,162 shares of Common Stock, $.001 par value, of the registrant (the "Common Stock") were outstanding; (b) 2,180,578 shares of Common Stock were held by non-affiliates ; and (c) the aggregate market value of the Common Stock held by non-affiliates was $261,669.36 based on the closing sale price of $0.21 per share on October 1, 2002.

     Portions of the Registrant's Proxy Statement to be filed in connection with its Annual Meeting of Shareholders are incorporated by reference in Part III.

PART I



ITEM 1.           BUSINESS

General

     Western Power & Equipment Corp., a Delaware corporation (the "Company"), is engaged in the sale, rental, and servicing of light, medium-sized, and heavy construction, agricultural, and industrial equipment, parts, and related products which are manufactured by Case Corporation ("Case") and certain other manufacturers. The Company believes, based upon the number of locations owned and operated, that it is one of the largest independent dealers of Case construction equipment in the United States. Products sold, rented, and serviced by the Company include backhoes, excavators, crawler dozers, skid steer loaders, forklifts, compactors, log loaders, trenchers, street sweepers, sewer vacuums, and mobile highway signs.

     The Company operates out of facilities located in the states of Washington, Oregon, Nevada, California, and Alaska. The equipment distributed by the Company is furnished to contractors, governmental agencies, and other customers, primarily for use in the construction of residential and commercial buildings, roads, levees, dams, underground power projects, forestry projects, municipal construction, and other projects.

     The  Company's  strategy  had  focused  on  acquiring  additional  existing distributorships and rental operations, opening new locations as market conditions warrant, and increasing sales at its existing locations. In such connection, it had sought to operate additional Case or other equipment retail distributorships, and sell, lease, and service additional lines of construction equipment and related products not manufactured by Case. For the past three years, the Company has concentrated on consolidating or closing its stores to improve operating efficiency and profitability. See "Business Strategy."

History and Acquisitions

     The Company commenced business in November 1992 with the acquisition from Case of seven retail distribution facilities located in Oregon and Washington. The Company became a subsidiary of American United Global, Inc. ("AUGI"), simultaneous with such acquisition. AUGI holds 36 percent of the outstanding shares of the Company as of July 31, 2001.

     In September 1994 and February 1996, in two different transactions, the Company acquired from Case four retail construction equipment stores located in California and Nevada. In addition, in June 1996 and January 1997, the Company made two additional acquisitions of distributorships of predominantly non-competing lines of equipment, with locations in California, Oregon, Washington, and Alaska. From fiscal 1993 through fiscal 1997, the Company also opened nine new stores in the states served by the acquired stores, ending fiscal year 1997 with 23 stores.

     In fiscal 1998, the Company acquired four additional facilities through acquisition, located in California and Alaska. The pre-existing Alaska facility was discontinued as it was combined with the acquired Alaska facility. In addition, in fiscal 1998 the Company opened one new store in Washington. On December 11, 1997, the Company acquired substantially all of the operating assets used by Case in connection with its business of servicing and distributing Case agricultural equipment at a facility located in Yuba City, California.

     On April 30, 1998, the Company acquired substantially all of the operating assets of Yukon Equipment, Inc. (Yukon) in connection with Yukon's business of servicing and distributing construction, industrial, and agricultural equipment in Alaska. Yukon has facilities in Anchorage, Fairbanks, and Juneau, Alaska.

     In fiscal 1999, the Company closed three of its smaller facilities and began servicing the territories served by these small stores by larger facilities in the region.

     The Company consolidated four facilities in the first quarter of fiscal 2000 into larger stores in each region. One branch office in Washington was sold during the third quarter while two temporary locations were established in Southern California. The closures are intended to increase efficiencies and reduce costs. The two branches in California were established in an effort to assist Case Corporation in a dealership transition for Southern California. The Company consolidated one branch in Washington during the first quarter of fiscal 2001 and sold the two branches in Southern California in the third quarter of fiscal 2001.

     During fiscal 2002, the Company closed/sold 3 branches. There were 15 branches as of the end of fiscal year 2002.

Business Strategy

     The Company's strategy is to streamline the Company's structure and close or consolidate stores and operations to increase efficiency and profitability. The Company is concentrating its efforts on making all of its ongoing operations profitable and in capitalizing on its existing operations' strengths to restore profitability. The Company has selectively pared down its product offerings to reduce inventory carrying costs and to improve turnover in the remaining product lines that it offers.

     The Company's business strategy includes efforts to expand sales at its existing locations. The Company will continue to seek to improve its product line and generate incremental sales increases by adding equipment and parts produced by manufacturers other than Case, where appropriate. The Company will also seek to increase sales of parts and service--both of which have considerably higher margins than equipment sales. This increase will be accomplished through targeted sales efforts to parts and service customers and the continued diversification of our parts product lines and the servicing of equipment produced by manufacturers other than Case, where appropriate. The Company plans to continue emphasis of its fleet of rental equipment. As the cost of purchasing equipment escalates, short and long-term rental will become increasingly attractive to the Company's customers.

     The  Company's  business  strategy  had  previously  focused  on  acquiring additional existing distributorships and rental operations, opening new locations, and increasing sales at its existing locations. The Company reduced its acquisition activity in fiscal years 1999 through 2002 due to market conditions. When market conditions improve and opportunities arise, the Company intends to make strategic acquisitions of other authorized Case construction equipment retail dealers located in established or growing markets, as well as dealers or distributors of construction, industrial, or agricultural equipment, and related parts, manufactured by companies other than Case. In addition to acquisitions, in the future the Company may open new retail outlets and opportunities and conditions permit. The strategy in opening additional retail outlets has been to test market areas by placing sales, parts, and service personnel in the target market. If the results are favorable, a retail outlet is opened with its own inventory of equipment. This approach reduces both the business risk and the cost of market development.

Products

Case Construction Equipment.

     The construction equipment (the "Equipment") sold, rented, and serviced by the Company generally consists of: backhoes (used to dig large, wide and deep trenches); excavators (used to dig deeply for the construction of foundations, basements, and other projects); log loaders (used to cut, process and load logs); crawler dozers (bulldozers used for earth moving, leveling and shallower digging than excavators); wheel loaders (used for loading trucks and other carriers with excavated dirt, gravel and rock); roller compactors (used to compact roads and other surfaces); trenchers (a smaller machine that digs trenches for sewer lines, electrical power and other utility pipes and wires); forklifts (used to load and unload pallets of materials); and skid steer loaders (smaller version of a wheel loader, used to load and transport small quantities of material--e.g., dirt and rocks-- around a job site). Selling prices for these units range from $15,000 to $350,000 per piece of Equipment.

     Under the terms of standard Case dealer agreements, the Company is an authorized Case dealer for sales of Equipment and related parts and services at locations in Oregon, Washington, Nevada, northern California, and Alaska (the "Territory"). The dealer agreements have no defined term or duration, but are reviewed on an annual basis by both parties, and can be terminated without cause at any time either by the Company on 30 days' notice or by Case on 90 days' notice. Although the dealer agreements do not prevent Case from arbitrarily exercising its right of termination, based upon Case's established history of dealer relationships and industry practice, the Company does not believe that Case would terminate its dealer agreements without good cause.

     The dealer agreements do not contain requirements for specific minimum purchases from Case. In consideration for the Company's agreement to act as dealer, Case supplies to the Company items of Equipment for sale and lease, parts, cooperative advertising benefits, marketing brochures related to Case products, access to Case product specialists for field support, the ability to use the Case name and logo in connection with the Company's sales of Case products, and access to Case floor plan financing for Equipment purchases. Such floor planning arrangement currently provides the Company with interest free credit terms on new equipment purchases ranging from one to six months, depending upon the type of equipment floored, after which interest commences to accrue monthly at an annual rate equal to 2% over the prime rate of interest. The invoice price of each item of Equipment is payable at the earlier of the time of its sale by the Company or six months after the date of shipment to the Company by Case.

Other Products.

     Although the principal products sold, rented, and serviced by the Company are manufactured by Case, the Company also sells, rents, and services equipment and sells related parts (e.g., tires, trailers, and compaction equipment) manufactured by others. Approximately 51% and 50% of the Company's net sales for fiscal year 2002 and fiscal 2001, respectively, resulted from sales, rental, and servicing of products manufactured by companies other than Case. Manufacturers other than Case represented by the Company offer various levels of supplies and marketing support along with purchase terms which vary from cash upon delivery to interest-free, 12-month flooring.

     The  Company's   distribution   business  is  divided  into  three  general
categories of activity: (i) Equipment sales, (ii) Equipment rentals, and (iii) Product Support.

Equipment Sales.

     At each of its distribution outlets, the Company maintains a fleet of various new and used Equipment for sale. The Equipment purchased for each outlet is selected by the Company's marketing staff based upon the types of customers in the geographical areas surrounding each outlet, historical purchases as well as anticipated trends. Subject to applicable limitations in the Company's manufacturers' dealer contracts, each distribution outlet has access to the Company's full inventory of Equipment.

     The Company provides only the standard manufacturer's limited warranty for new Equipment, generally a one-year parts and service repair warranty. Customers can purchase extended warranty contracts.

     The Company sells used Equipment that has been reconditioned in its own service shops. It generally obtains such used Equipment as "trade-ins" from customers who purchase new items of Equipment and from Equipment previously rented and not purchased. Unlike new Equipment, the Company's used Equipment is generally sold "as is" and without a warranty.

Equipment Rental.

     The Company maintains a separate fleet of Equipment that it holds solely for rental. Such Equipment is generally held in the rental fleet for 12 to 36 months and then sold as used Equipment with appropriate discounts reflecting prior rental usage. As rental Equipment is taken out of the rental fleet, the Company adds new Equipment to its rental fleet as needed. The rental charges vary, with different rates for different types of Equipment rented. In October 1998, the Company opened its first rental-only store, located in the Seattle, Washington area, under the name Western Power Rents. This store was consolidated with the Company's Auburn, Washington store in August 2000. Rentals have decreased to 6% of revenue in fiscal year 2002 from 15% of revenue in fiscal year 2001. See Sales and Marketing below.




Product Support.

     The Company operates a service center and yard at each retail distribution outlet for the repair and storage of Equipment. Both warranty and non-warranty service work is performed, with the cost of warranty work being reimbursed by the manufacturer following the receipt of invoices from the Company. The Company employs approximately 80 manufacturer-trained service technicians who perform Equipment repair, preparation for sale, and other servicing activities.
Equipment servicing is one of the higher profit margin businesses operated by the Company. The Company has expanded this business by hiring additional personnel and developing extended warranty contracts to be purchased by customers for Equipment sold and serviced by the Company, and independently marketing such contracts to its customers. The Company services items and types of Equipment that include those that are neither sold by the Company nor manufactured by Case.

     The Company purchases parts for use in its Equipment service business, as well as for sale to other customers who are independent servicers of Case Equipment. Generally, parts purchases are made on standard net 30-day terms. The Company employs one or more persons who take orders from customers for parts purchases at each retail distribution outlet. The Company provides only the standard manufacturer's warranty on the parts that it sells, which is generally a 90-day replacement guaranty.

Sales and Marketing

     The Company's customers are typically residential and commercial building general contractors, road and bridge contractors, sewer and septic contractors, underground utility contractors, persons engaged in the forestry industry, equipment rental companies and state and municipal authorities. The Company estimates that it has approximately 19,000 customers, with most being small business owners, none of which accounted for more than 3% of its total sales in the fiscal year ended July 31, 2002.

     For fiscal years 2002, 2001, and 2000, the revenue breakdown by source for the business operated by the Company were approximately as follows:

                                          FY 2002   FY 2001   FY 2000
                  Equipment Sales           68%       60%       59%
                  Equipment Rental           6%       15%       17%
                  Product Support           26%       25%       24%
                                            --        --        --
                                           100%      100%      100%
                                           ===       ===       ===


     The Company advertises its products in trade publications and appears at trade shows throughout its Territory. It also encourages its salespersons to visit customer sites and offer Equipment demonstrations when requested.

     The Company's sales and marketing activities do not result in any significant backlog of orders. Although the Company accepts orders from customers for future delivery following manufacture by Case or other manufacturers, during fiscal 2002 a majority of its sales revenues resulted from products sold directly out of inventory, or the providing of services upon customer request.

     The Company employed approximately 42 equipment salespersons on July 31, 2002. All of the Company's sales personnel are employees of the Company, and all are under the general supervision of C. Dean McLain, the President of the Company. Each Equipment salesperson is assigned a separate exclusive territory, the size of which varies based upon the number of potential customers and anticipated volume of sales, as well as the geographical characteristics of each area.

     On July 31, 2002, the Company employed 3 product support salespersons who sell the Company's parts and repair services to customers in assigned territories. The Company has no independent distributors or non-employee sales representatives.




Suppliers

     The Company purchases of its inventory of equipment and parts from Case and other manufacturers. No supplier other than Case accounted for more than 10% of such inventory purchases during fiscal 2002. While maintaining its commitment to Case to primarily purchase Case Equipment and parts as an authorized Case dealer, the Company plans to expand the number of products and increase the aggregate dollar value of those products which the Company purchases from manufacturers other than Case in the future.

Competition

     The Company competes with distributors of construction, agricultural, and industrial equipment and parts manufactured by companies other than Case on the basis of price, the product support (including technical service) that it provides to its customers, brand name recognition for its products, the accessibility and number of its distribution outlets, and the overall quality of the products that it sells. The Company's management believes that it is able to effectively compete with distributors of products produced and distributed by such other manufacturers primarily on the basis of overall product quality and the superior product support and other customer services provided by the Company.

     Case's  two  major   competitors  in  the  manufacture  of  full  lines  of
construction equipment of comparable sizes and quality are Caterpillar Corporation and Deere & Company. In addition, other manufacturers produce specific types of equipment which compete with Case Equipment and other Equipment distributed by the Company. These competitors and their product specialties include, but are not limited to, JCB Corporation--backhoes, Kobelco Corporation -- excavators, Dresser Industries -- light and medium duty dozers, Komatsu Corporation -- wheel loaders and crawler dozers, and Bobcat, Inc. -- skid steer loaders.

     The Company is currently the only Case dealer for construction equipment in Alaska, northern Nevada, and in the northern California area (other than Case-owned distribution outlets), and is one of several Case dealers in Oregon and Washington. However, Case has the right to establish other dealerships in the future in the same territories in which the Company operates. In order to maintain and improve its competitive position, revenues and profit margins, the Company plans to increase its sales of products produced by companies other than Case.

Environmental Standards and Government Regulation

     The Company's operations are subject to numerous rules and regulations at the federal, state, and local levels which are designed to protect the environment and to regulate the discharge of materials into the environment. Based upon current laws and regulations, the Company believes that its policies, practices, and procedures are properly designed to prevent unreasonable risk of environmental damage and the resultant financial liability to the Company. No assurance can be given that future changes in such laws, regulations, or interpretations thereof, changes in the nature of the Company's operations, or the effects of former occupants' past activities at the various sites at which the Company operates, will not have an adverse impact on the Company's operations.

     The Company is subject to federal environmental standards because in connection with its operations it handles and disposes of hazardous materials, and discharges sewer water in its equipment rental and servicing operations. The Company's internal staff is trained to keep appropriate records with respect to its handling of hazardous waste, to establish appropriate on-site storage locations for hazardous waste, and to select regulated carriers to transport and dispose of hazardous waste. Local rules and regulations also exist to govern the discharge of waste water into sewer systems.

Employees

     At July 31, 2002, the Company employed 242 full-time employees. Of that number, 15 are in corporate administration, 21 are involved in administration at the branch locations, 63 are employed in Equipment sales and rental, and 143 are employed in product support. At July 31, 2002, approximately 14 of the Company's service technicians and parts employees at the Sacramento, California operation were being represented by Operating Engineers Local Union No. 3 of the International Union of Operating Engineers, AFL-CIO under the terms of a five-year contract expiring August 31, 2005. The Company believes that its relations with its employees are generally satisfactory.

Insurance

     The Company currently has general, product liability, and umbrella insurance policies covering the Company with limits, terms, and conditions which the Company believes to be consistent with reasonable business practice, although there is no assurance that such coverage will prove to be adequate in the future. An uninsured or partially insured claim, or a claim for which indemnification is not available, could have a material adverse effect upon the Company's business, results of operations, and financial condition.

Forward-Looking Statements

     Information included above relating to projected growth and future results and events constitutes forward-looking statements. Actual results in future periods may differ materially from the forward-looking statements due to a number of risks and uncertainties, including but not limited to fluctuations in the construction, agricultural, and industrial sectors; the success of the Company's entry into new markets; the success of the Company's expansion of its equipment rental business; rental industry conditions and competitors; competitive pricing; the Company's relationship with its suppliers; relations with the Company's employees; the Company's ability to manage its operating costs; the continued availability of financing; governmental regulations and environmental matters; risks associated with regional, national, and world economies. Any forward-looking statements should be considered in light of these factors.

ITEM 2.           PROPERTIES

     The following table sets forth information as to each of the properties which the Company owns or leases (all of which are retail sales, rental, service, storage, and repair facilities except as otherwise noted) at July 31, 2002.

                                                          Expiration      Annual           Size/Square         Purchase
Location and Use                      Lessor              Date            Rental           Feet                Options
----------------                      ------              ----           ---------         ----                -------


1745 N.E. Columbia Blvd.              Carlton O.          12/31/2010      $84,0001 plus    Approx. 4 acres;         No
Portland, Oregon 97211                Fisher, CNJ                         CPI adjustments  building 17,622
                                      Enterprises                                          sq. ft.
1665 Silverton Road, N.E.             LaNoel Elston       07/10/2004      $36,0001         Approx. 1 acre;          No
Salem, Oregon 97303                   Myers Living Trust                                   buildings 14,860
                                                                                           sq. ft.
West 7916 Sunset Hwy.                 U.S. Bank           09/30/2003      $69,6001         Approx. 5 acres;         No
Spokane, Washington 99204                                                                  building 19,200
                                                                                           sq. ft.
12406 Mukilteo Speedway               Phil & Jana         10/31/2008      $120,9601        Approx. 2.1              No
Mukilteo, Washington 98275            Pickering                                            acres; building
                                                                                           13,600 sq. ft.
6407-B  NE 117th Ave                  McLain-Rubin        03/31/2006      $98,400          Building 8,627           No
Vancouver, Washington 98662           Realty Company,                                      sq. ft.
(Executive Offices)                   LLC 3
2702 W. Valley Hwy No.                Avalon Island LLC   11/30/2015      $228,0001        Approx. 8 acres;         No
Auburn, Washington 98001                                                                   building 33,000
                                                                                           sq. ft.
500 Prospect Lane                     Owned               N/A             N/A              Approx. 1.5             N/A
Moxee, Washington 98936  (Subleased                                                        acres; building
to 3rd Party)                                                                              4,320 sq. ft.

1455 Glendale Ave.                    McLain-Rubin        01/31/2007      $276,0002        Approx. 5 acres;         No
Sparks, Nevada 89431                  Realty Company,                                      building 22,475
                                      LLC 3                                                sq. ft.
25886 Clawiter Road                   Fred Kewel II,      11/30/2004      $108,9031        Approx. 2.8              No
Hayward, California 94545             Agency                                               acres; building
                                                                                           21,580 sq. ft.

3540 D Regional Parkway               Soiland             02/28/05        $50,2501 plus    Approx. 1.25             No
Santa Rosa, California  95403                                             annual CPI       acres; building
                                                                          adjustments      5,140 sq. ft.

1751 Bell Avenue                      McLain-Rubin        09/30/2007      $228,0002        Approx. 8 acres;         No
Sacramento, California 95838          Realty Company,                                      building 35,940
                                      LLC 3                                                sq. ft.

8271 Commonwealth Avenue              M.E. Robinson &                     $90,960                                   No
Buena Park, CA 90621-2537             Lois Robinson


2535 Ellis Street                     Hart Enterprises    Month to        $8,400           Approx. 2 acres;        Yes
Redding, Oregon 96001                                     Month                            building 6,200
                                                                                           sq. ft.
1041 S Pershing Ave                   Stockton Further    03/14/2006      $48,845          Approx. .5 acres;       Yes
Stockton, CA   95206                  Processing                                           building 1,794
                                                                                           sq. ft.

723 15th Street                       Mark Flerchinger    11/02/2002      $20,400          Approx. 1.2             Yes
Clarkston, Washington 99403                                                                acres; building
                                                                                           3,750 sq. ft.

2020 E. Third Avenue                  Owned               N/A             N/A              Approx. 4 acres;        N/A
Anchorage, Alaska 99501                                                                    building 15,650
                                                                                           sq. ft.

3511 International Street             Airport Rentals     11/30/2009      $74,400          Approx. 1.5              No
Fairbanks, Alaska 99701                                                                    acres; building
                                                                                           8,500 sq. ft.



     1. Net lease with payment of insurance, property taxes, and maintenance costs paid by the Company.

     2. Net lease with payment of insurance, property taxes and maintenance costs, including structural repairs, paid by the Company.

     3. Related party lease.


     The Company's operating facilities at July 31, 2002 were separated into eight "hub" outlets and seven "sub-stores". In addition, the Company maintains its headquarters operations in Vancouver, Washington. The hub stores are the main distribution centers located in Auburn and Spokane, Washington; Portland, Oregon; Sparks, Nevada; Hayward, Buena Park, and Sacramento, California; and Anchorage, Alaska; and the sub-stores are the smaller facilities located in Mukilteo and Clarkston, Washington; Salem, Oregon; Santa Rosa, Stockton, Redding, California; and Fairbanks, Alaska.

     The stores in Springfield, OR, Pasco, WA, and Yuba City, CA were closed during fiscal year 2002 and the operations combined with the operations in Salem, OR, Auburn, WA and Sacramento, CA respectively.

     All of the leased and owned facilities used by the Company are believed to be adequate in all material respects for the needs of the Company's current and anticipated business operations.

ITEM 3.           LEGAL PROCEEDINGS

     The Company is involved in various legal proceedings which are incidental to the industry and for which certain matters are covered in whole or in part by insurance or, otherwise, the Company has recorded accruals for estimated settlements. Management believes that any liability which may result from these proceedings will not have a material adverse effect on the Company's business, results of operations, and financial condition.


ITEM 4.            SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     On May 30, 2002, the Company held its 2002 and 2001 Annual meeting of Stockholders (the "Annual Meeting"). The directors holding office prior to the date of the Annual Meeting, Messrs. C. Dean McLain, Robert M. Rubin, Syemour Kessler, Allen Perres, and Irwin Pearl were nominated for election at the Annual Meeting, and all of such persons were reelected at the Annual Meeting for another one-year term as director. The votes recorded for election of each nominee for director were the following:

         Name                   For               Against           Abstention
         C. Dean McLain         2,855,987             6,762           94,038
         Robert M. Rubin        2,855,090             7,659           94,038
         Seymour Kessler        2,855,987             6,762           94,038
         Allen Perres           2,855,805             6,944           94,038
         Irwin Pearl            2,855,987             6,762           94,038

     Votes were also cast, and proposals approved, at the Annual Meeting for: i) issuance of 600,000 shares of the Company's Common Stock to the Rubin Family Irrevocable Trust, and ii) ratification of the appointment of Moss Adams LLP as the Company's independent auditors for the 2002 fiscal year.


ITEM 4A. EXECUTIVE OFFICERS OF THE REGISTRANT (1)



                  Name                    Officer Since      Age       Position Held With the Registrant
                  ----                    -------------      ---       ---------------------------------



                  C. Dean McLain              1993            49       Chairman, President, and
                                                                       Chief Executive Officer (2)

                  Mark J. Wright             1997             46       Vice President of Finance, Chief Financial
                                                                       Officer, Treasurer, and Secretary

     (1) The officers serve for a term of one year and until their successors are elected.

     (2) Elected  Chairman in 1998,  Chief  Executive  Officer and  President in
1993.

                                                      PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's stock is traded on the NASDAQ SmallCap Market under the symbol WPEC. The high and low closing prices for the Company's common stock for the years ended July 31, 2001 and July 31, 2002 were as follows:

         Fiscal 2001                                                                      High             Low
         -----------                                                                      ----             ---

         1st Quarter - August 1, 2000 through October 31, 2000                           $ 6.440       $ 2.000

         2nd Quarter - November 1, 2000 through January 31, 2001                         $ 4.594       $ 0.281

         3rd Quarter - February 1, 2001 through April 30, 2001                           $ 2.063       $ 0.550

         4th Quarter - May 1, 2001 through July 31, 2001                                 $ 1.500       $ 0.370

         Fiscal 2002
         -----------

         1st Quarter - August 1, 2001 through October 31, 2001                          $  0.56        $ 0.17

         2nd Quarter - November 1, 2001 through January 31, 2002                        $  0.31        $ 0.10

         3rd Quarter - February 1, 2002 through April 30, 2002                          $  0.35        $ 0.16

         4th Quarter - May 1, 2002 through July 31, 2002                                $  0.32        $ 0.22


     The number of shareholders of record of the Company's Common Stock on October 1, 2002 was 512 and the number of beneficial holders of the Company's Common Stock is estimated by management to be approximately 1,200 holders.

     The Company has never paid cash dividends on its Common Stock and it does not anticipate that it will pay cash dividends or alter its dividend policy in the foreseeable future. The payment of dividends by the Company on its Common Stock will depend on its earnings and financial condition, and such other factors as the Board of Directors of the Company may consider relevant. The
Company currently intends to retain its earnings to assist in financing the development of its business.

ITEM 6.           SELECTED FINANCIAL DATA

     The following selected financial data have been derived from the audited financial statements of the Company. See notes to Consolidated Financial Statements in Part IV, Item 14(a)(1) for information concerning the effect of acquisitions completed by the Company during the periods reflected.

(Amounts in thousands, except per share data)

                                                                       Fiscal Year Ended July 31,
                                                      2002           2001           2000            1999           1998
                                                      ----           ----           ----            ----           ----
Net sales                                         $107,988       $139,902       $155,637        $163,650      $ 163,478
Gross profit                                    $    9,746       $  9,820      $  11,538       $  14,594      $  19,176
    (% of sales)                                      9.0             7.0            7.4            8.9            11.7
Selling, general and administrative             $   10,431       $ 12,840      $  13,534       $  12,586      $  12,092
    (% of sales)                                      9.7             9.2            8.7            7.7             7.4
(Loss) income before income taxes                   (9,839)    $   (7,537)     $  (6,419)      $  (2,916)     $   3,193
    (% of sales)                                     (9.1)           (5.4)          (4.1)          (1.8)            2.0
Tax rate (%)                                          0.8             0.2           12.0          (38.0)           42.0
Net (loss) income                                $  (9,887)    $   (7,842)     $  (7,198)      $  (1,815)     $   1,839

Net (loss) income per common share             $     (2.47)    $    (2.30)     $   (2.18)      $   (0.55)     $    0.53
Shares used in basic earnings
    per share calculations                           4,003          3,403          3,306           3,303          3,473

Net (loss) income per
    diluted common share                       $    (2.47)    $     (2.30)    $    (2.18)      $  (0.55)      $    0.49
Shares used in diluted earnings
    per share calculations                           4,003          3,403          3,306           3,303          3,772



Working capital deficit                        $   (21,850)    $  (20,102)     $ (15,910)      $ (16,117)     $  (6,339)
Long-term debt (including capital leases
   and deferred lease income)                  $     3,469     $    3,469      $  10,796       $  11,124      $   7,457
Stockholders' (deficit) equity                 $    (3,136)    $    6,751      $  14,381       $  21,322      $  23,138
Total assets                                   $    62,117     $   93,092      $ 122,710       $ 136,594      $ 138,766


     ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this annual report. Certain matters discussed herein contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, projected sales levels, expense reductions, reduced interest expense, and increased inventory turnover, one or more of which may not be realized.

General

     The Company acquired its first seven retail distribution stores in November 1992. The Company expanded to 18 stores in four states by the end of fiscal 1996, to 23 stores in five states by the end of fiscal 1997, and to 27 stores in five states by the end of fiscal 1998. In fiscal 1999, the Company closed 3 stores. At the end of fiscal 2002, the Company had 15 stores in operation.

     For the last three years, the Company has concentrated on consolidating or closing stores to improve operating efficiency and profitability. Store activity for the last three years is summarized as follows:

------------ ----------------------- ---------------- ----------------- ---------------- --------------------
  Fiscal        No. of Stores at      No. of Stores    No. of Stores     No. of Stores    No. of Stores at
   Year        Beginning of Year         Opened         Closed/Sold        Acquired          End of Year
------------ ----------------------- ---------------- ----------------- ---------------- --------------------
2000                   24                   2                5                 0                 21
------------ ----------------------- ---------------- ----------------- ---------------- --------------------
2001                   21                   0                3                 0                 18
------------ ----------------------- ---------------- ----------------- ---------------- --------------------
------------ ----------------------- ---------------- ----------------- ---------------- --------------------
2002                   18                   0                3                 0                 15
------------ ----------------------- ---------------- ----------------- ---------------- --------------------



     The Company is evaluating additional store closures or sales. In addition, in the future the Company may open and acquire additional distribution outlets for Case products, as well as for products which may be manufactured by other companies as circumstances permit. The Company's results can be impacted by the timing of, and costs incurred in connection with, new store openings and acquisitions as well as the costs of closing existing stores.

Results of Operations

Fiscal Year 2002, as Compared with Fiscal Year 2001

     The Company reported net revenue for fiscal 2002 of $107,988,000 compared with net revenue of $139,902,000 for fiscal 2001. Stores opened longer than 12 months showed an overall revenue decrease of 7.7 percent from prior year revenue reflecting a general softening in economic conditions in the northwest
(resulting in lower sales volume) along with increased competitive pressures (which negatively affected average sales prices of equipment the Company sold). The Company consolidated three of its facilities during fiscal 2002 into larger facilities in the region in order to reduce costs and leverage existing, larger facilities in the region to cover the territories previously served by the closed facilities.

     The Company had a net loss for fiscal 2002 of $9,887,000,000 or $2.47 per share compared with a net loss of $7,842,000 or $2.30 per share in fiscal 2001. Included in the net loss for fiscal year 2002 are fourth quarter non-cash charges of $3,796,000 for inventory allowances in light of decreasing market prices for aged equipment, a $2,525,000 write-off of all goodwill, a $1,983,000 write-off of disputed receivables from vendors, and a $953,000 write-off of fixed assets. In the fourth quarter of fiscal 2001, the Company recognized an inventory charge of approximately $4,106,000 to provide allowances in recognition of decreasing market prices for aged equipment inventory in the fourth quarter.

     Gross  margin was 9.0 percent  during  fiscal 2002 which is higher than the
7.0 percent gross margin during fiscal 2001. Margins increased in fiscal 2002 due mainly to management placing a high priority on improving overall gross margins. Management continues to place a high priority on improving overall gross margins by working to increase higher margin service, parts, and rental revenues, focusing more sales efforts on specialty and niche product lines, and by obtaining higher prices for new and used equipment.

     Selling, general, and administrative expenses were $ 10,431,000 or 9.7 percent of revenues for fiscal 2002 compared to $12,840,000 or 9.2 percent of sales for fiscal 2001. The increase in selling, general, and administrative expenses as a percent of revenues resulted in part from the decrease in revenue volume and due to the costs of store closures during the year.

     Interest expense for fiscal 2002 was $4,114,000, down from $5,982,000 in fiscal 2001 due to a combination of a decrease in interest rates and lower inventory levels. The Company has a $50 million inventory flooring and operating line of credit facility through Deutsche Financial Services ("DFS"). The agreement was amended in the first quarter of fiscal 2001 with terms maturing December 31, 2001 and with a floating rate based on prime with rates between 0.75% under prime to 2.25% over prime depending on the amount of total debt leverage of the Company. Management has used this facility to allow the Company to take advantage of more purchase discounts and to lower overall interest expense and to provide operating capital liquidity. As of June 21, 2002, the Company entered into a Forbearance Agreement with DFS under the terms of which DFS raised the interest rate to prime plus 4% while the Company is in default and required the Company to pay $45,000 fee to DFS for the forbearance. In addition, under the terms of the Forbearance Agreement, the Company is required to meet certain financial covenants and meet certain debt reduction schedules. See Liquidity and Capital Resources below for a description of the status of the DFS facility.

Fiscal Year 2001, as Compared with Fiscal Year 2000

     The Company reported net revenue for fiscal 2001 of $139,902,000 compared with net revenue of $155,637,000 for fiscal 2000. Stores opened longer than 12 months showed an overall revenue decrease of 7.4 percent from prior year revenue reflecting a general softening in economic conditions in the northwest along with increased competitive pressures. The Company consolidated three of its facilities during fiscal 2000 into larger facilities in the region in order to reduce costs and leverage existing, larger facilities in the region to cover the territories previously served by the closed facilities.

     The Company had a net loss for fiscal 2001 of $7,842,000 or $2.30 per share compared with a net loss of $7,198,000 or $2.18 per share in fiscal 2000. In the fourth quarter of fiscal 2001, the Company recognized an inventory charge of approximately $4,106,000 to provide allowances in recognition of decreasing market prices for aged equipment inventory in the fourth quarter. In fiscal 2000, the Company recognized a fourth quarter inventory charge of approximately $2,547,000 to provide allowances to recognize decreasing market prices on aged equipment inventory in the last half of fiscal 2000. In addition, the Company recorded a valuation allowance of $2,956,000 related to its deferred tax asset.

     Gross margin was 7.0 percent during fiscal 2001 which is lower than the 7.4 percent gross margin during fiscal 2000. Margins decreased in fiscal 2001 due primarily to continued competitive pressures and the fourth quarter equipment reserve. Management continues to place a high priority on improving overall gross margins by working to increase higher margin service, parts, and rental revenues, focusing more sales efforts on specialty and niche product lines, and by obtaining higher prices for new equipment.

     Selling, general, and administrative expenses were $12,840,000 or 9.2 percent of revenues for fiscal 2001 compared to $13,534,000 or 8.7 percent of sales for fiscal 2000. The increase in selling, general, and administrative expenses as a percent of revenues resulted in part from lower than expected revenue levels and the costs of closing stores during the year.

     Interest expense for fiscal 2001 was $5,982,000, down from $6,069,000 in fiscal 2000 due in part to a decrease in interest rates and lower inventory levels. The Company has a $50 million inventory flooring and operating line of credit facility through DFS. The facility is a floating rate facility at rates as low as 50 basis points under the prime rate. Prime interest rates have increased from those in fiscal 1999. Management has used this facility to allow the Company to take advantage of more purchase discounts and to lower overall interest expense.

Liquidity and Capital Resources

     The Company's primary needs for liquidity and capital resources are related to its inventory for sale and its rental and lease fleets, store openings, and acquisitions of additional stores. The Company's primary source of internal liquidity has been from its operations. As more fully described below, the Company's primary sources of external liquidity are equipment inventory floor plan financing arrangements provided to the Company by the manufacturers of the products the Company sells, and DFS and, with respect to acquisitions, secured loans from Case.

     Under inventory floor planning arrangements the manufacturers of products sold by the Company provide interest free credit terms on new equipment purchases for periods ranging from one to twelve months, after which interest commences to accrue monthly at rates ranging from zero percent to two percent over the prime rate of interest. Principal payments are typically made under these agreements at scheduled intervals and/or as the equipment is rented, with the balance due at the earlier of a specified date or sale of the equipment. At July 31, 2002, the Company was indebted under manufacturer provided floor planning arrangements in the aggregate amount of $10,966,000.

     The Company has a $50 million inventory flooring and operating line of credit through DFS. Amounts are advanced against the Company's assets, including accounts receivable, parts, new equipment, rental fleet, and used equipment. The agreement was amended as of October 31, 2000 with terms maturing December 31, 2001 and with a floating rate based on prime with rates between 0.75% under prime to 2.25% over prime depending on the amount of total debt leverage of the Company. This amendment waived all prior defaults under the agreement and established revised financial covenants to be measured at the Company's second and fourth quarters. In addition, the amendment included several, periodic mandatory reductions in the credit limit. The Company expects to use this borrowing facility to lower flooring related interest expense by using advances under such line to finance inventory purchases in lieu of financing provided by suppliers, to take advantage of cash purchase discounts from its suppliers, to provide operating capital for further growth, and to refinance some its acquisition related debt at a lower interest rate. Borrowings are collateralized by the Company's assets, including accounts receivable, parts inventory, new and used equipment inventory and rental fleet equipment. As of July 31, 2002, approximately $41,322,000 was outstanding under the DFS credit facility.

     The agreement was amended in the first quarter of fiscal 2001 with terms maturing December 31, 2001 and with a floating rate based on prime with rates between 0.75% under prime to 2.25% over prime depending on the amount of total debt leverage of the Company. As of June 21, 2002, the Company entered into a Forbearance Agreement with DFS under the terms of which DFS raised the interest rate to prime plus 4% while the Company is in default and required the Company to pay a $45,000 fee to DFS for the forbearance. In addition, under the terms of the Forbearance Agreement, the Company is required to meet certain financial covenants and meet certain debt reduction schedules. At July 31, 2002, the Company was in technical default of the DFS Loan Agreement. The Company has requested but has not obtained a waiver letter for the period July 31, 2002 or thereafter. Although DFS has not called the debt due to such defaults, there is no guarantee that DFS will not call this debt at any time after July 31, 2002.

     During the year ended July 31, 2002, cash and cash equivalents decreased by $765,000. The Company had positive cash flow from operating activities during the year of $ 13,479,000. The Company's cash flow from operating activities consisted primarily of an inventory reduction of $14,715,000, accounts receivable reduction of $3,991,000, and depreciation of $8,315,000 offset by a decrease in accounts payable of $3,990,000. Purchases of fixed assets during the period were related mainly to the ongoing replacement of aged operating assets. The Company paid down its short-term financing by $12,075,000 during the year.

     The Company's cash and cash equivalents was approximately $5,000 as of July 31, 2002. The Company cannot fund current levels of operations without the continued availability of borrowing from its current lender DFS. Although the Company and DFS are in negotiations to extend or renew the credit facility beyond its expiration on December 28, 2001, there can be no assurance that the Company will be able to successfully negotiate an acceptable extension or renewal of the expired DFS credit facility or that DFS will continue to make borrowing available to the Company.

Risk Factors

Inventory

     Controlling inventory is a key ingredient to the success of an equipment distributor because the equipment industry is characterized by long order cycles, high ticket prices, and the related exposure to "flooring" interest. The Company's interest expense may increase if inventory is too high or interest rates rise. The Company manages its inventory through company-wide information and inventory sharing systems wherein all locations have access to the Company's entire inventory. In addition, the Company closely monitors inventory turnover by product categories and places equipment orders based upon targeted turn ratios.

Inflation

     All of the products and services provided by the Company are either capital equipment or included in capital equipment, which are used in the construction, agricultural, and industrial sectors. Accordingly, the Company's sales are affected by inflation or increased interest rates which tend to hold down new construction, and consequently adversely affect demand for the construction and industrial equipment sold and rented by the Company. In addition, although agricultural equipment sales are less than 2% of the Company's total revenues, factors adversely affecting the farming and commodity markets also can adversely affect the Company's agricultural equipment related business.

Economic Conditions

     The Company's business can also be affected by general economic conditions in its geographic markets as well as general national and global economic conditions that affect the construction, agricultural, and industrial sectors. An erosion in North American and/or other countries' economies could adversely affect the Company's business. Market specific factors could also adversely affect one or more of the Company's target markets and/or products.

Seasonality; Fluctuations in Results

     Historically, sales of our products have varied substantially from quarter to quarter due to the seasonality of the construction business. We attempt to accurately forecast orders for our products and commence purchasing prior to the receipt of such orders. However, it is highly unlikely that we will consistently accurately forecast the timing and rate of orders. This aspect of our business makes our planning inexact and, in turn, affects our shipments, costs, inventories, operating results and cash flow for any given quarter. In addition, our quarterly operating results are affected by competitive pricing, announcements regarding new product developments and cyclical conditions in the industry. Accordingly, we may experience wide quarterly fluctuations in our operating performance and profitability, which may adversely affect our stock price even if our year-to-year performance is more stable, which it also may not be. In addition, many of our products require significant manufacturing lead-time, making it difficult to order products on short notice. If we are unable to satisfy unexpected customer orders, our business and customer relationships could suffer and result in the loss of future business.

Inventory Lead-Times; Potential Write-Downs

     To be competitive in certain of its markets, particularly markets for products with long lead time, the Company will be required to build up inventories of certain products in anticipation of future orders. There can be no assurance that the Company will not experience problems of obsolete, excess, or slow-moving inventory if it is not able to properly balance inventories against the prospect of future orders, and the Company's operations may, therefore, be adversely affected by inventory write-downs from time to time. In periods of general economic slowdown or slowdowns in the construction sector we could be especially affected by such problems.

Potential Write-downs of Goodwill and Intangibles

     Goodwill and other intangible assets are reviewed for impairment whenever an event or change in circumstances indicates that the carrying amount may not be recoverable. If the carrying value of the Company's intangible assets exceeds the expected undiscounted future cash flows, a loss would be recognized to the extent the carrying amount of assets exceeds their fair values. This loss may negatively impact the Company's results of operation.

Competition

     Many of the Company's existing and potential competitors have substantially greater marketing, financial, and service resources than we have. In addition, some of the Company's competitors have broader product offerings, placing the Company at a disadvantage to some of its competitors. In addition, the Company believes that some of its competitors have obtained and maintained business that loses money - "loss leading" - in order to maintain a competitive advantage with regard to specific customers or products. If the Company's competitors were to use such tactics in the future, the Company would be unable to maintain its market position without incurring a negative impact on its profitability.

Cyclicality of Industry

     The construction equipment industry is always very competitive. Advances in technology may reduce the cost for current or potential competitors to gain market share, particularly for lower priced products. We cannot guarantee that sales of our products will continue at current volumes or prices in any event, but especially if our current competitors or new market entrants introduce new products with better features, better performance, or lower prices or having other characteristics that are more attractive than our own. Competitive pressures or other factors also may result in significant price competition that could have a material adverse effect on our results of operations.

Dependence Upon Third-Party Manufacturers

     All of our products are supplied by third parties. From time to time, we experience delays and disruptions in our supply chain. To date, these delays and disruptions have not materially adversely affected our business, but they could do so in the future. Wherever possible, we try to assure ourselves of adequate inventory supply, but we do not always succeed. To the extent that we experience significant supply or quality control problems with our vendors, these problems can have a significant adverse effect on our ability to meet future delivery commitments to our customers.

     Currently, Case Corporation provides approximately 51% of our products. Case dealer contracts are non-exclusive and terminable by either party upon minimum notice. There can be no assurances that Case will continue to supply the Company with products or continue its relationship with the Company. If we are unable to obtain Case products or to continue our relationship with Case, we will likely experience reductions in product and service sales and increased expenses. Our operations will be negatively affected if we experience inadequate supplies of any key products.

Recent Accounting Pronouncements

     On June 29, 2001, the Financial Accounting Standards Board (FASB or the "Board") unanimously voted in favor of issuing two Statements: Statement No. 141 (FAS141), Business Combinations, and Statement No. 142 (FAS 142), Goodwill and OtherIntangible Assets. FAS 141 primarily addresses the accounting for the cost of an acquired business (i.e., the purchase price allocation), including any subsequent adjustments to its cost. FAS 141 supercedes APB 16, Business Combinations. The most significant changes made by FAS 141 are:

          - It requires use of the purchase method of accounting for all business combinations, thereby eliminating use of the pooling-of-interests method.

          - It provides new criteria for determining whether intangible assets acquired in a business combination should be recognized separately from goodwill.

     FAS 141 is effective for all business combinations (as defined in the Statement) initiated after June 30, 2001 and for all business combinations accounted for by the purchase method that are completed after June 30, 2001 (that is, the date of acquisition is July 1, 2001, or later).

     FAS 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition (i.e., the post-acquisition accounting). FAS 142 supercedes APB 17, Intangible Assets. The most significant changes made by FAS 142 are:

          - Goodwill and indefinite lived intangible assets will no longer be amortized and will be tested for impairment at least annually.

          - Goodwill will be tested at least annually at the reporting unit level.

          - The amortization period of intangible assets with finite lives is no longer limited to forty years

     FAS 142 is effective for fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. Early application is permitted for entities with fiscal years beginning after March 15, 2001 provided that the first interim period financial statements have not been issued previously. In all cases, the provisions of FAS 142 should be applied at the beginning of a fiscal year. Retroactive application is not permitted.

     On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supersedes SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 144 applies to all long-lived assets (including discontinued operations) and consequently amends Accounting Principles Board Opinion No. 30 (APB 30), "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transaction." SFAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged.

Dividend Policy

     The Company has never paid cash dividends on its Common Stock and it does not anticipate that it will pay cash dividends or alter its dividend policy in the foreseeable future. The payment of dividends by the Company on its Common Stock will depend on its earnings and financial condition, and such other factors as the Board of Directors of the Company may consider relevant. The
Company currently intends to retain its earnings to assist in financing the growth of its business.

Merger Agreement; Asset Sale Agreement

     On May 14, 2001, the Company announced that its merger with Supply Point, Inc., based in San Jose, California, closed, subject to certain conditions including the approval of Deutsche Financial Services, its chief lender, and Case Corporation. The closing documents are being held in escrow subject to such conditions. The Company currently does not believe these conditions will be satisfied.

     On September 18, 2001, the Company announced that it had entered into an agreement to sell substantially all of assets and liabilities of the equipment distribution business owned by Western Power & Equipment Corp. (Oregon), a wholly owned subsidiary, to e*machinery.net, inc. (EMAC) for $500,000 in cash, a seven-year, 7% promissory note for $700,000, and 1.2 million shares of EMAC restricted common stock. Closing is subject to a number of conditions including, but not limited to, due diligence, approval of Case Corporation, and Deutsche Financial Services. The Company believes that EMAC has since ceased its business operations and is unable to meet the conditions for closing the proposed transaction and that, therefore, this transaction will not be consummated.

Forward Looking Statements

     Information included within this section relating to growth projections and future results and events constitutes forward-looking statements. Actual results in future periods may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to fluctuations in the construction, agricultural, and industrial sectors; the success of the Company's entry into new markets; the success of the Company's expansion of its equipment rental business; rental industry conditions, and competitors; competitive pricing; the Company's relationship with its suppliers; relations with the Company's employees; the Company's ability to manage its operating costs; the continued availability of financing; governmental regulations and environmental matters; risks associated with regional, national, and world economies; and implementation and consummation of the merger transaction (see Letter of Intent to Merge above). Any forward-looking statements should be considered in light of these factors.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


     The Company is exposed to market risk from changes in interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices such as interest rates. For fixed rate debt, interest rate changes affect the fair value of financial instruments but do not impact earnings or cash flows. Conversely for floating rate debt, interest rate changes generally do not affect the fair market value but do impact future earnings and cash flows, assuming other factors are held constant. At July 31, 2002, the Company had variable rate floor plan payables, notes payable, and long-term debt of approximately $50.6 million. Holding other variables constant, the pre-tax earnings and cash flow impact for the next year resulting from a one percentage point increase in interest rates would be approximately $0.5 million. The Company's policy is not to enter into derivatives or other financial instruments for trading or speculative purposes.

ITEM 8.        FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The following financial statements and financial schedule are attached to this Report on Form 10-K following Part IV, Item 14:

         Consolidated Statements of Operations for
             the years ended July 31, 2002, 2001, and 2000............          F-1
         Consolidated Balance Sheets as of July 31, 2002 and 2001.....          F-2
         Consolidated Statements of Stockholders' Equity
             for the years ended July 31, 2002, 2001, and 2000........          F-3
         Consolidated Statements of Cash Flows for
             the years ended July 31, 2002, 2001, and 2000............          F-4
         Notes to Consolidated Financial Statements...................          F-5
         Report of Independent Accountants............................          F-17, F-18

Financial Statement Schedule:

         Report of Independent Accountants
            - Financial Statement Schedule............................          F-18, F-19
         Schedule II - Valuation and Qualifying Accounts..............          F-19




     ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

                  None.

PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

     Information with respect to Directors of the Company is incorporated herein by reference to "Proposal 1: Election of Directors" continuing through "Report of the Compensation Committee on Executive Compensation" in the Company's Proxy Statement for the Annual Meeting of Shareholders to be filed pursuant to Regulation 14A not later than 120 days after the end of the fiscal year covered by this Form 10-K. The information required by this Item with respect to the Company's Executive Officers follows Part I, Item 4A of this document.

ITEM  11.         EXECUTIVE COMPENSATION

     Information with respect to Executive Compensation is incorporated herein by reference to "Compensation of Executive Officers" in the Company's Proxy Statement for the Annual Meeting of Shareholders to be filed pursuant to Regulation 14A not later than 120 days after the end of the fiscal year covered by this Form 10-K.

ITEM 12. PRINCIPAL STOCKHOLDERS

     Information with respect to Security Ownership of Certain Beneficial Owners and Management is incorporated herein by reference to "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Directors and Executive Officers" in the Company's Proxy Statement for the Annual Meeting of Shareholders to be filed pursuant to Regulation 14A not later than 120 days after the end of the fiscal year covered by this Form 10-K.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Information with respect to Certain Relationships and Related Transactions is incorporated herein by reference to "Board Compensation, Attendance and Committees, Certain Transactions" in the Company's Proxy Statement for the Annual Meeting of Shareholders to be filed pursuant to Regulation 14A not later than 120 days after the end of the fiscal year covered by this Form 10-K.

PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)      1.       Financial Statements.


                  Consolidated Statements of Operations for
                       the years ended July 31, 2002, 2001, and 2000............           F-1
                  Consolidated Balance Sheets as of   July 31, 2002 and 2001....           F-2
                  Consolidated Statements of Stockholders' Equity
                       for the years ended July 31, 2002, 2001, and 2000........           F-3
                  Consolidated Statements of Cash Flows for
                       the years ended July 31, 2002, 2001, and 2000............           F-4
                  Notes to Consolidated Financial Statements....................           F-5
                  Report of Independent Accountants.............................           F-16, F-17

         2.       Financial Statement Schedule.

                  Report of Independent Accountants
                        - Financial Statement Schedule..........................           F-18
                  Schedule II - Valuation and Qualifying Accounts...............           F-19

         3.       Exhibits.


   Exhibit
   Number   Description

     3.1 Certificate of Incorporation of Registrant. (2)

     3.2 By-laws of Registrant. (2)

     10.1 1995 Employee Stock Option Plan. (3)

     10.2 Second Amended and Restated Stock Option Plan for Non-Employee Directors. (3)

     10.3 Case New Dealer Agreement Package. (1)

     10.4 Lease Agreement--Hayward, California. (2)

     10.5 Lease Agreement--Auburn, Washington. (7)

     10.6 Loan Agreement, dated January 17, 1997, between Registrant and Case Credit Corp. including related promissory notes. (5)

     10.7 Security Agreement, dated January 17, 1997, made by Registrant in favor of Case Credit Corporation to secure payment for and collateralized by all assets acquired by Registrant from Sahlberg Equipment, Inc. (5)

     10.8 Loan and Security Agreement dated as of June 5, 1997 between Registrant and Deutsche Financial Services Corporation. (6)

     10.9 Asset Purchase Agreement, dated April 30, 1998, between Yukon Equipment, Inc. and Registrant. (8)

     10.10 Employment Agreement dated May 1, 1998 between Maurice Hollowell and Registrant. (8)

     10.11 Employment Agreement dated August 1, 2000 between C. Dean McLain and Registrant.

     10.12 Consulting Agreement dated August 1, 2000 by and between Registrant and Robert M. Rubin.

     10.13 Commercial Lease dated October 1, 2000 between McLain-Rubin Realty Company III, LLC and Registrant for Yuba City, California facility.

     10.14 Commercial Lease dated October 1, 2000 between McLain-Rubin Realty Company III, LLC and Registrant for Sacramento, California facility.

     10.15 Commercial Lease, dated as of October 1, 2000 between McLain-Rubin Realty Company, LLC and Registrant for the Sparks, Nevada facility.

     10.16 Commercial Lease, dated as of April 1, 2001 between McLain-Rubin Realty Company II, LLC and Registrant for the Vancouver, Washington corporate office.

     21. Subsidiaries of the Company.

     23. Consent of Independent Accountants.

          (1) Filed as an Exhibit to the AUGI Annual Report on Form 10-K, as filed on October 29, 1993 and incorporated herein by reference thereto.

          (2) Filed as an Exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, filed on May 16, 1995 and incorporated herein by reference thereto. (Registration No. 33-89762).

          (3) Filed as an Exhibit to the Registrant's Registration Statement on Form S-8, filed on September 18, 1998 and incorporated herein by reference thereto. (Registration No. 33-63775).

          (4) Filed as an Exhibit to the Quarterly Report on Form 10-Q of the Registrant, as filed on June 11, 1997 and incorporated herein by reference thereto.

          (5) Filed as an Exhibit to the Annual Report on Form 10-K of the Registrant, as filed on October 28, 1996 and incorporated herein by reference thereto.

          (6) Filed as an Exhibit to the Annual Report on Form 10-K of the Registrant, as filed on October 29, 1998 and incorporated herein by reference thereto.

          (7) Filed as an Exhibit to the Quarterly Report on Form 10-Q of the Registrant, as filed on June 14, 1999 and incorporated herein by reference thereto.

          (8) Filed as an Exhibit to Form 8-K of the Registrant, as filed on May 11, 1998 and incorporated herein by reference thereto.

     (b) Reports on Form 8-K.

     The Company field a current report on Form 8-K on May 14, 2001 regarding the Company's conditional closing of its merger with Supply Point, Inc. The Company filed a current report on Form 8-K on September 24, 2001 regarding the Company signing an agreement to sell substantially all of its assets to e-machinery.net, Inc.

     (c) Exhibits

          See (a)(3) above.

     (d) Additional Financial Statement Schedules

          See (a)(2) above.




                                                  WESTERN POWER & EQUIPMENT CORP.
                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                               (in thousands, except per share data)



                                                                                  Year Ended July 31,
                                                                         2002              2001             2000
                                                                         ----              ----             ----

Net revenue                                                          $107,988          $139,902         $155,637

Cost of goods sold                                                     98,242           130,082          144,099
                                                                       ------           -------          -------

Gross profit                                                            9,746             9,820           11,538

Selling, general and administrative expenses                           10,431            12,840           13,534
                                                                       ------            ------           ------

                                                                         (685)            (3020)          (1,996)
Other income (expense):
    Interest expense                                                   (4,114)           (5,982)          (6,069)
    Other income (expense)                                             (5,040)            1,465            1,646
                                                                       ------             -----            -----

Loss before income taxes                                               (9,839)           (7,537)          (6,419)

Provision (benefit) for income taxes                                       48               305              779
                                                                           --               ---              ---
Net loss                                                              $(9,887)         $ (7,842)        $  (7,198)
                                                                      =======          ========         =========

Basic loss per common share                                         $   (2.47)        $   (2.30)      $    (2.18)
                                                                    =========         =========       ==========

Average Outstanding Common Shares
     for Basic EPS                                                      4,003             3,403            3,306
                                                                        =====             =====            =====


Diluted loss per common share                                       $   (2.47)        $   (2.30)      $    (2.18)
                                                                    =========         =========       ==========

Average Outstanding Common Shares
     And Equivalents for Diluted  EPS                                   4,003             3,403            3,306
                                                                        =====             =====            =====






          See accompanying notes to consolidated financial statements.






                                                  WESTERN POWER & EQUIPMENT CORP.
                                                    CONSOLIDATED BALANCE SHEETS
                                                       (Dollars in thousands)

                                                                                July 31,              July 31,
                                                                                    2002              2001
                                                                                    ----              ----

ASSETS
Current assets:
    Cash and cash equivalents                                               $          5          $    770
    Accounts receivable, less allowance for
      doubtful accounts of $646 and $948                                          10,304            14,295
    Inventories                                                                   26,915            44,867
    Prepaid expenses                                                                  48               298
    Note Receivable Current                                                          122                -0-
    Deferred income taxes                                                          2,541             2,541
                                                                                   -----             -----
        Total current assets                                                      39,935            62,771

Fixed assets (net):
    Property, plant and equipment                                                  3,434             5,584
    Rental equipment fleet                                                        18,696            22,027
                                                                                  ------            ------
       Total fixed assets                                                         22,130            27,611

Intangibles and other assets, net of accumulated
         amortization of $2,650 and $808                                              52             2,720
                                                                                      --             -----
        Total assets                                                             $62,117           $93,102
                                                                                 =======           =======

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
    Borrowings under floor plan financing                                        $10,974           $14,237
    Short-term borrowings                                                         41,322            53,384
    Convertible Debt                                                                 218               182
    Accounts payable                                                               7,600            11,591
    Accrued payroll and vacation                                                     659             1,754
    Other accrued liabilities                                                        985             1,716
    Capital lease obligations                                                         26                18
                                                                                  ------            ------
        Total current liabilities                                                 61,784            82,882

Deferred income taxes                                                              2,541             2,541
Capital lease obligations                                                            928               920
Long-term borrowings                                                                  -0-                8
                                                                                 -------          --------
        Total liabilities                                                         65,253           108,329

Commitments and contingencies

Stockholders' equity:
    Preferred stock-10,000,000 shares authorized; none outstanding   -0-              -0-
    Common stock, $.001 par value - Authorized, 20,000,000 shares
        Outstanding, 4,003,162 shares and 3,403,162 shares, respectively               4                 4
    Additional paid-in capital                                                    15,894            15,894
    Accumulated deficit                                                          (18,190)           (8,303)
    Less common stock in treasury, at cost (130,300 shares)                         (844)             (844)
        Total stockholders' (deficit) equity                                      (3,136)            6,751
                                                                                  ------             -----
        Total liabilities and stockholders' equity                             $  62,117           $93,102
                                                                               =========           =======


          See accompanying notes to consolidated financial statements.

                         WESTERN POWER & EQUIPMENT CORP.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (Dollars in thousands)



                                 Common Stock         Additional                                          Total
                                Number                  Paid-in        Accumulated     Treasury        Stockholders'
                             of Shares      Amount      Capital        Deficit            Stock     Equity (Deficit)
                             ---------      ------      -------        -------            -----     ----------------

Balance at
    July 31, 1999            3,303,162    $     4       $ 16,072        $  6,738     $    (1,491)             $ 23,138

Issuance of Treasury
Stock                           50,000                                       (67)            323                   256

Net loss                          -             -           -             (7 198)           -                   (7,198)
                            -----------      -----      --------        ---------        ---------            ---------
Balance at
    July 31, 2000            3,353,162          4         16,005            (460)         (1,168)               14,381

Issuance of Treasury
Stock                           50,000                      (111)                            324                   213


Net loss                         -              -            -            (7,842)           -                   (7,842)
                            -----------      -----      --------        ---------        ---------            ---------
Balance at
    July 31, 2001            3,403,162          4         15,894          (8,303)           (844)                6,751

Issuance of Stock               600,00

Net loss                                                                  (9,887)                               (9,887)
                            -----------      -----      --------        ---------        ---------            ---------
Balance at
    July 31, 2002            4,003,162   $      4       $ 15,894     $   (18,190)      $     (844)          $   (3,136)
                            ===========      =====      ========        =========       ==========            =========




          See accompanying notes to consolidated financial statements.

                         WESTERN POWER & EQUIPMENT CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)


                                                                                  Year Ended July 31,
                                                                         2002              2001             2000
                                                                         ----              ----             ----
 Cash flows from operating activities:
    Net loss                                                          ($9,887)          ($7,842)        ($ 7,198)
    Adjustments to reconcile net loss to
      net cash provided by operating activities:
             Depreciation                                               8,315             9,835           11,599
             Amortization                                               2,650               125              113
             Gain (Loss) on fixed assets                                 (618)           (2,016)             (59)
                   Changes in assets and liabilities
             (excluding effects of acquisitions):
               Accounts receivable                                      3,991             3,052           (1,847)
               Inventories                                             14,716             8,545            2,903
               Prepaid expenses                                           249               (88)              23
               Deferred income taxes                                       -0-               -0-             574
               Notes Receivable Current                                  (122)               -0-              -0-
               Accounts payable                                        (3,990)              861           (1,972)
               Accrued payroll and vacation                            (1,095)            1,003              (74)
               Other accrued liabilities                                 (723)              393             (433)
               Income taxes receivable/payable                             (7)              400              (46)
               Deferred lease income                                       -0-           (1,007)            (333)
               Other assets/liabilities                                    -0-               -0-              -0-
                                                                       -------          -------           -------
Net cash provided by operating activities                              13,479            13,261            3,250

Cash flow from investing activities:
    Purchase of fixed assets                                             (308)             (964)          (1,254)
    Purchase of rental equipment                                       (4,541)           (6,500)          (9,531)
    Sale of rental equipment                                            5,548             8,512           10,574
    Proceeds on sale of fixed assets                                      321               283              189
    Sale (purchase) of leased equipment fleet                              -0-               -0-             289
    Purchase of other assets                                               18                12               -0-
                                                                       ------            -------            -----
         Net cash provided by (used in) investing activities            1,038             1,343              249

Cash flows from financing activities:
    Principal payments on capital leases                                   16                (2)              32
    Treasury stock sales                                                   -0-               -0-             256
    Inventory floor plan financing                                     (3,251)             (531)          (2,380)
    Short-term financing                                              (12,075)          (14,287)          (3,192)
    Convertible debt issuance                                              36               182               -0-
    Long-term debt repayments                                              (8)              (20)             (20)
                                                                      -------           -------           ------
         Net cash used in financing activities                        (15,282)          (14,658)          (5,304)


(Decrease) increase in cash and cash equivalents                         (765)              (54)          (1,805)
Cash and cash equivalents at beginning of year                            770               849            2,629
                                                                    ---------           -------          -------
Cash and cash equivalents at end of year                          $         5          $    770          $   824
                                                                  ===========          ========          =======






          See accompanying notes to consolidated financial statements.

Western Power & Equipment Corp.

     Notes to Consolidated Financial Statements (Dollars in thousands, except per share and options data)

1.   Summary of Significant Accounting Policies

     Basis of Presentation

     The Company is engaged in the sale, rental, and servicing of light, medium, and heavy construction and industrial, and agricultural equipment and related parts in Washington, Oregon, California, Nevada, and Alaska. Case serves as the manufacturer of the single largest portion of the Company's products.

     The consolidated financial statements include the accounts of the Company and its Oregon subsidiary after elimination of all intercompany accounts and transactions.

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in note 5 below, the Company has significant borrowings that require, among other things, compliance with certain financial ratios on a quarterly basis. As s result of losses incurred during the last year, the Company was not in compliance with the financial ratio covenants under its credit facility with Deutsch Financial Services (DFS). The Company requested, but did not receive a waiver of such non-compliance. There can be no assurance that the Company will be able to meet the financial ratio covenants in the future, which could result in DFS calling the debt at any time and requiring the Company to discontinue operations.

     The Company is in discussions with DFS regarding renewal or extension of the current credit facility. In addition, the Company is exploring alternative financing arrangements with other potential lenders. The Company's continuation as a going concern is dependent, in part, upon its ability to successfully establish the necessary financing arrangements and to comply with the terms thereof.

     Subsequent breaches of any of the terms and conditions of the current DFS credit facility or any renewal or replacement thereof could result in acceleration of the Company's indebtedness, in which case the debt would become immediately due and payable. Based upon the Company's current projections, it does not believe that it will comply with the existing financial covenants unless they are modified or waived. If there is no modification or waiver, the Company may not be able to repay its debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to the Company.

     The Company is concentrating its efforts on making all of its ongoing operations profitable and in capitalizing on its existing operations' strengths to restore profitability. The Company has selectively pared down the number of stores it operates and its product offerings to reduce overall costs and to improve turnover in the remaining product lines that it offers.

     Cash Equivalents

     For financial reporting purposes, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents, which balances may, at times, exceed the federally insured limits.

     Restricted Cash

     In accordance with the borrowing agreement with Deutsche Financial Services
(DFS), the Company has a cash account restricted by DFS for the purpose of paying down the line of credit. Restricted cash included in the cash balances totaled $590 and $242 at July 31, 2002 and 2001, respectively.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method for parts inventories and the specific identification method for equipment inventories.

     Intangible Assets

     The Company's acquisition strategy has been focused on existing businesses with established market share in a contiguous geographic area. Items with an indeterminate useful life, such as name recognition, geographical location and presence represent value to the Company. The Company uses estimates of the useful life of these intangible assets ranging from twenty to forty years. These lives are based on the factors influencing the acquisition decision and on industry practice. The Company reviews for asset impairment on a periodic basis and whenever events or changes in circumstances indicate that the carrying amount of the intangible asset may not be recoverable. Based on this review, a $2,525 write-down for impairment loss on goodwill has been recorded during the year ended July 31, 2002.

     Property, Plant, and Equipment

     Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, ranging from 5 to 40 years. Expenditures for replacements and major improvements are capitalized. Expenditures for repairs, maintenance, and routine replacements are charged to expenses as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts; any resulting gain or loss is included in the results of operations.

     At each balance sheet date, management assesses whether there has been permanent impairment in the value of the long-lives assets. The amount of any such impairment is determined by comparing anticipated undiscounted future cash flows from operating activities with the associated carrying value. The factors considered by management in performing this assessment include operating results, trends and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

     Revenue Recognition

     Revenue on equipment and parts sales is recognized upon shipment of products and passage of title. Rental and service revenue is generally recognized at the time such services are provided.

     The Company has entered into sales contracts under which the customer may require the Company to repurchase equipment at specified dates and specified prices. The Company records the proceeds from such sales contracts as deferred lease income. The difference between the sale contract amount and the repurchase obligation is recognized as revenue over the period of the repurchase obligation. The remaining repurchase obligation is recorded as a sale if and when the customer does not exercise the repurchase option. At July 31, 2002, no repurchase obligations were in existence.

     Advertising Expense

     The Company expenses all advertising costs as incurred. Total advertising expense for the years ended July 31, 2002, 2001 and 2000 was $176, $221, and $320 respectively.

     Income Taxes

     The Company recognizes deferred tax assets and liabilities based upon differences between the financial reporting and tax bases of the assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

     Treasury Stock

     In April 1998, the Board of Directors authorized the repurchase of up to 350,000 shares of the Company's common stock in the open market, subject to normal trading restrictions. Under this program, the Company purchased a total of 230,300 shares of common stock at a cost of $1.49 million in fiscal year 1998. Currently, the Company uses shares of treasury stock to issue shares upon exercise of outstanding stock options and/or for private placements of common stock.

     Reclassifications

     Certain amounts in the 2001 financial statements have been reclassified to conform with the 2002 presentation. These reclassifications had no impact on net loss or cash flows as previously reported.

     Financial Instruments

     The recorded amounts of cash and cash equivalents, accounts receivable, short-term borrowings, accounts payable and accrued liabilities as presented in the financial statements approximate fair value because of the short-term nature of these instruments. The recorded amount of short and long-term borrowings approximates fair value as the actual interest rates approximate current competitive rates.

     Net Income (loss) Per Common Share

     Basic net income (loss) per common share is computed using the average number of common shares outstanding during the period. Diluted net income (loss) per share is computed using the average number of common shares and common share equivalents outstanding during the period, unless inclusion of common share equivalents would be antidilutive.

     Supplemental disclosures of cash flow information

     A capital lease obligation of $1,942 was incurred in February 1999 when the Company entered into a 20-year lease for the Sparks, Nevada facility. In the first quarter of fiscal 2001 certain capital leases were converted to operating leases resulting in a gain of $720.



                                                                   Year ended July 31,
                                                          2002              2001             2000
                                                          ----              ----             ----
     Cash paid (received) during the year for:
         Interest                                       $4,114            $5,887           $5,922
         Income taxes, net of refunds                      (12)              (12)             219



     During fiscal year 2001, the Company's obligations under various guaranteed buyback obligations were terminated resulting in elimination of leased equipment assets of $4,975 and deferred income of $5,982 from the prior fiscal year. In fiscal year 2001, in lieu of payment for certain professional services provided to the Company, the Company issued 50 shares of its common stock for $213 to the provider of such professional services.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal periods presented. Actual results could differ from those estimates.

     Recent Accounting Pronouncements

     Business Combinations and Goodwill and Other Intangible Assets

     The Financial Accounting Standards Board (FASB) recently announced the issuance of No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." The Company has goodwill for which amortization has been recorded against in prior periods. The impact of the future adoption of FAS 142 has yet to be determined. Amortization of goodwill per quarter is $31; amortization of goodwill for the year would be $125. The Company will need to review the potential impairment of carrying values of goodwill to determine if there will be a write-down. Currently, goodwill is valued at $2,525.

     On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144). SFAS 144 supersedes SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 144 applies to all long-lived assets (including discontinued operations) and consequently amends Accounting Principles Board Opinion No. 30 (APB 30), "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transaction." SFAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The Company is in the process of evaluating the effect of SFAS 144 on its financial statements.

2.   Related Party Transactions

     The real property and improvements used in connection with the Sacramento Operations, and upon which the Sacramento Operation is located, were sold by Case for $1,500 to the McLain-Rubin Realty Company, LLC ("MRR"), a Delaware limited liability company the owners of which are Messrs. C. Dean McLain, the President and a director of the Company, and Robert M. Rubin, the Chairman and a director of the Company. Simultaneous with its acquisition of the Sacramento Operation real property and improvements, MRR leased such real property and improvements to the Company under the terms of a 20-year commercial lease agreement dated March 1, 1996 with the Company paying an initial annual rate of $168. As of October 1, 2000, the Company entered into a renegotiated 7-year lease with an initial annual rate of $228. In addition to base rent, the Company is responsible for the payment of all related taxes and other assessments, utilities, insurance and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease. The new lease qualifies for treatment as an operating lease.

     On December 11, 1997, the real property and improvements used in connection with Case's Yuba City, California operation, was purchased by McLain-Rubin Realty Company III, LLC ("MRR III"), a Delaware limited liability company, the owners of which are Messrs. C. Dean McLain, the President and a director of the Company, and Robert M. Rubin, the Chairman and a director of the Company. Simultaneous with its acquisition of the Yuba City, California real property and improvements, MRR III leased such real property and improvements to the Company under the terms of a 20-year commercial lease agreement dated effective December 11, 1997 with the Company paying an initial annual rate of $54. As of October 1, 2000, the Company entered into a renegotiated 7-year lease with an initial annual rate of $66. In addition to base rent, the Company is responsible for the payment of all related taxes and other assessments, utilities, insurance, and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease. The new lease qualifies for treatment as an operating lease.

     In February 1999, the real property and improvements used in connection with the Company's Sparks, Nevada operation and upon which such operation is located, were sold to McLain-Rubin Realty, L.L.C. (MRR) under the terms of a real property purchase and sale agreement. MRR is a Delaware limited liability company the owners of which are Messrs. C. Dean McLain, the President and Chairman of the Company, and Robert M. Rubin, a director of the Company. The sale price was $2,210 in cash at closing. Subsequent to the closing of the sale, the Company entered into a 20-year commercial lease agreement with MRR for the Sparks, Nevada facility at an initial rental rate of $252 per year. The lease is a net lease with payment of insurance, property taxes and maintenance costs paid by the Company. The sale resulted in a deferred gain which will be amortized over the life of the lease pursuant to generally accepted accounting principles. As of October 1, 2000, the Company entered into a renegotiated 7-year lease with an initial annual rate of $276. The new lease qualifies for treatment as an operating lease and the remainder of the deferred gain which was previously being amortized over the life of the cancelled lease was all recognized in the first quarter of fiscal year 2001.

     On April 1, 2001, the Company entered into a lease with McLain-Rubin Realty Company II, LLC ("MRR II"), a Delaware limited liability company, the owners of which are Messrs. C. Dean McLain, the President and a director of the Company, and Robert M. Rubin, the Chairman and a director of the Company, for a 5-year lease on its Vancouver, Washington corporate office with an annual rate of $98. In addition to base rent, the Company is responsible for the payment of all related taxes and other assessments, utilities, insurance, and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease. The lease qualifies for treatment as an operating lease.

3.   Inventories

     Inventories consist of the following:

                                                                              July 31,          July 31,
                                                                                  2002              2001

                                                                                  ----              ----
              Equipment (net of reserve allowances of
                $7,770 and $7,489 respectively):
                  New equipment                                               $ 13,834         $  28,163
                  Used equipment                                                 5,915             7,425

              Parts (net of reserve allowance of $286
                and $282 respectively)                                           7,166             9,279
                                                                                 -----             -----
                                                                              $ 26,915          $ 44,867

                                                                              ========          ========

4.   Fixed Assets

Fixed assets consist of the following:

                                                                              July 31,            July 31,
                                                                                  2002              2001
                                                                                  ----              ----
                 Property, plant, and equipment:
                 Land                                                      $       522        $      500
                 Buildings                                                       1,749             1,717
                 Machinery and equipment                                         3,137             3,997
                 Office furniture and fixtures                                   2,220             2,377
                 Computer hardware and software                                  1,501             1,453
                 Vehicles                                                        1,406             1,964
                 Leasehold improvements                                            960               958
                                                                                ------            ------
                                                                                11,495            12,966

                 Less: accumulated depreciation                                 (8,060)           (7,382)
                                                                                ------            ------
                 Property, plant, and equipment (net)                         $  3,434          $  5,584
                                                                              ========          ========


                 Rental equipment fleet                                       $ 25,833          $ 28,889
                 Less: accumulated depreciation                                 (7,137)           (7,193)
                                                                                ------            ------
                 Rental equipment (net)                                       $ 18,696          $ 21,696
                                                                              ========          ========


5.   Borrowings

     The Company has inventory floor plan financing arrangements with Case Credit Corporation, an affiliate of Case, for Case inventory and with other finance companies affiliated with other equipment manufacturers. The terms of these agreements generally include a one-month to six-month interest free term followed by a term during which interest is charged. Principal payments are generally due at the earlier of sale of the equipment or twelve to forty-eight months from the invoice date.

     The Company has a $50,000 inventory flooring and operating line of credit through Deutsche Financial Services (DFS). The agreement was amended as of October 31, 2000 with terms maturing December 31, 2001 and with a floating rate based on prime with rates between 0.75% under prime to 4.00% over prime depending on the amount of total debt leverage of the Company. This amendment waived all prior defaults under the agreement and established revised financial covenants to be measured at the Company's second and fourth quarters. In addition, the amendment included several, periodic mandatory reductions in the credit limit. Amounts may be advanced against the Company's assets, including accounts receivable, parts, new equipment, rental fleet, used equipment, real property, and vehicles. Interest payments on the outstanding balance are due monthly.

     As of June 21, 2002, the Company entered into a Forbearance Agreement with DFS under the terms of which DFS raised the interest rate to prime plus 4% while the Company is in default and required the Company to pay a $45,000 fee to DFS for the forbearance. In addition, under the terms of the Forbearance Agreement, the Company is required to meet certain financial covenants and meet certain debt reduction schedules. At July 31, 2002, the Company was in technical default of the DFS Loan Agreement. The Company has requested but has not obtained a waiver letter for the period July 31, 2002 or thereafter. Although DFS has not called the debt due to such defaults, there is no guarantee that DFS will not call this debt at any time after July 31, 2002.

     All floor plan debt is classified as current since the inventory to which it relates is generally sold within twelve months of the invoice date. The following table summarizes the inventory floor plan financing arrangements:




                                                                 Maturity                 July 31,
                                          Interest Rate            Date             2002              2001
                                          -------------            ----             ----              ----

         Case Credit Corporation            Prime + 2%           8 - 48           $9,285           $14,237
                                               (6.75%)            months

         Deutsche Financial Services       Prime + 4.00%        12 - 36           41,321            53,384
                                              (8.75%)             months
                                                                                 $50,606           $67,621



     At July 31, 2002 and July 31, 2001, the Company was in technical default of the Deutsche Financial Services Loan Agreement. There is no guarantee that Deutsche Financial Services will not call this debt at any time after July 31, 2002. If DFS does call the debt, it will become immediately due and payable in full and the Company would not be able to continue operations. In addition, if the Company is unable to renew the DFS credit facility after December 31, 2001 or replace it with an equivalent or better credit facility, there are no assurances that the Company will have adequate credit facilities to continue its business.

     In December 2000, the Company completed the sale of $182 principal amount of 10% convertible promissory notes due December 31, 2001. The notes are convertible, at the option of the holders, into common stock at a minimum conversion price of $1.50 per share. The Company may, at its option, redeem the notes at the principal amount plus accrued interest any time prior to December 31, 2001. The Company has elected to redeem the notes and is currently paying off the principal and accrued interest balances thereof.

6.   Income Taxes

     The provision (benefit) for income taxes is comprised of the following:

                                                                     Year Ended
                                                      July 31,          July 31,         July 31,
                                                          2002              2001             2000
                                                          ----              ----             ----

                 Current:
                    Federal                       $                    $     278        $     180
                    State                                   48                27               26
                                                            --                --               --
                                                            48               305              206
                 Deferred:
                    Federal                                 -0-                0              500
                    State                                   -0-                0               73
                                                             -                 -               --
                                                            -0-                0              573
                                                             -                 -              ---
                 Total provision (benefit)
                       for income taxes             $       48          $    305           $  779
                                                    ==========          ========           ======

     The principal reasons for the variation from the customary relationship between income taxes at the statutory federal rate and that shown in the statement of operations were as follows:

                                                                     Year Ended
                                                      July 31,          July 31,       July 31,
                                                          2002              2001           2000
                                                          ----              ----           ----
              Statutory federal income tax rate         (    )          (34.0%)          (34.0%)
              State income taxes, net of
                   federal income tax benefit           (    )           (4.3%)           (2.9%)
              Valuation allowance                                        38.3%            46.1%
              Other                                                       4.0%             2.9%

                                                                          4.0%            12.1%

     Temporary differences and carry forwards which give rise to a significant portion of deferred tax assets and liabilities were as follows:

                                                                            Year Ended
                                                                     July 31,          July 31,
                                                                         2001              2000
                                                                         ----              ----
                 Deferred assets:
                    Inventory                                      $    2,734      $      1,739
                    Accounts receivable                                   373               219
                    Accrued vacation and bonuses                           83               127
                    NOL Carryforward                                    5,997             3,069
                    Other accruals                                         75                75
                    Current Deferred Tax Asset                          9,262             5,229
                    Less-Valuation Allowance                           (6,721)           (2,956)
                                                                       ------            ------
                    Net Current Deferred Tax Asset                      2,541             2,273

                 Deferred liabilities:
                    Fixed Assets                                       (2,385)           (2,159)
                    Goodwill and intangibles                             (156)             (114)
                    Long-term Deferred Tax Liability                   (2,541)           (2,273)
                                                                       ------            ------

                    Net Deferred Tax Asset                       $          0      $          0
                                                                 ============      ============

     The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets that may not be realized due to the expiration of net operating losses and tax credit carryovers. The valuation allowance primarily related to federal and state net operating losses, which may not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. Based on the historical taxable income and projections for future taxable income over the periods that the deferred tax assets are deductible, the Company believes it is more likely than not that the Company will not realize the benefits of these deductible differences in the near future.

7.   Stockholders' Equity

     Stock Option Plans

     Under the Company's 1995 Employee Stock Option Plan, key employees, officers, directors, and consultants of the Company can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 1,500,000 shares of the Company's common stock. The plan provides that the exercise price of incentive stock options be at least equal to 100 percent of the fair market value of the common stock on the date of grant. With respect to non-qualified stock options, the plan requires that the exercise price be at least 85 percent of fair value on the date such option is granted. Outstanding options expire no later than ten years after the date of grant.

     In December 1995, the Board of Directors adopted a stock option plan for non-employee directors under which each non-employee director is entitled to receive on August 1 of each year beginning August 1, 1996, options to purchase 2,500 shares of the Company's common stock at the fair market value of the stock at the date of grant. In January 1998, the Company's shareholders approved an amendment to this plan increasing the number of shares for which options are granted yearly to non-employee directors from 2,500 to 5,000. Outstanding options expire no later than ten years after the date of grant.

     During fiscal year 2002 no options were exercised.

     During 1995, the Financial Accounting Standards Board issued SFAS 123, "Accounting for Stock Based Compensation," which defines a fair value method of accounting for an employee stock option or similar equity instrument. That pronouncement encourages all entities to adopt that method of accounting for all compensation costs related to stock options issued to all employees under these plans, but permits companies to continue using the intrinsic value method of accounting prescribed by the Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value based method of accounting defined in this statement has been applied.

     The Company has elected to account for its stock based compensation under APB 25; however, as required by SFAS 123, the Company has computed for pro forma disclosure purposes the value of options granted during fiscal years 2001, 2000, and 1999 using the Black-Scholes option pricing model. The weighted average assumptions used for stock option grants for fiscal years 2001, 2000, and 1999 were:

                                 FY00              FY99             FY99
                                 ----              ----             ----
  Risk free interest rate       4.35%           4.85-5.45%        4.85-5.45%

  Expected dividend yield         0%               0%                0%

  Expected life               4 years           4 years           4 years

  Expected volatility          116.21%          93.31%             62.56%

     Adjustments for forfeitures are made as they occur. For the years ended July 31, 2002, 2001, and 2000, the total value of the options granted, for which no previous expense has been recognized, was computed as approximately $ -0- for each year. The weighted average fair value per share of the options granted in fiscal years 2002, 2001, and 2000 are $-0-, $ 0.53, and $5.07, respectively.

     If the Company had accounted for these stock options issued to employees in accordance with SFAS 123, the Company's net loss and pro forma net loss and net loss per share and pro forma net loss per share would have been reported as follows.

              Year Ended July 31, 2002
                                                    Basic          Diluted
                                    Net Loss        E.P.S.         E.P.S.
                                    --------        ------         ------

              As Reported            $(9,887)        ($2.47)        ($2.47)
              Pro Forma             $ (9,887)        ($2.47)        ($2.47)

              Year Ended July 31, 2001
                                                    Basic          Diluted
                                    Net Loss        E.P.S.         E.P.S.
                                    --------        ------         ------

              As Reported           $ (7,841)       ($2.30)         ($2.30)
              Pro Forma             $ (8,162)       ($2.30)         ($2.40)

              Year Ended July 31, 2000
                                                    Basic          Diluted
                                    Net Income      E.P.S.         E.P.S.
                                    ----------      ------         ------

              As Reported  $          (7,198)       ($2.18)         ($2.18)
              Pro Forma          $    (7,206)       ($2.18)         ($2.18)

     The effects of applying SFAS 123 for providing pro forma disclosure for fiscal years 2002, 2001 and 2000 are not likely to be representative of the effects on reported net income and earnings per share for future years since options vest over several years and additional awards are made each year.

     The following summarizes the stock option transactions under the Company's stock option plans:

                                                                 Shares    Weighted Average (000) Option Price

                  Options outstanding July 31, 1998:              1508                  4.56
                  Exercised                                          -                  -
                  Surrendered                                      (12)                 4.53
                  Granted                                           17                  5.07
                                                                  ----                  ----

                  Options outstanding July 31, 1999:             1,513                  4.56

                  Exercised                                        (50)                 5.13
                  Surrendered                                   (1,453)                 4.64
                  Granted       -                                    -
                                                                   ----                  ----
                  Options outstanding July 31, 2000:                10                  4.56

                  Exercised                                          -                  -
                  Surrendered                                        -                  -
                  Granted                                         1,200                 0.53
                                                                   ----                  ----
                  Options outstanding July 31, 2001               1,210                 0.56

                  Exercised                                          -                    -
                  Surrendered                                        -                    -
                  Granted                                           -0-                  -0-
                                                                   ----                  ----
                  Options outstanding July 31, 2002               1,210                 0.56
                                                                  =====                 ====


     The following table sets forth the exercise prices, the number of options outstanding and exercisable, and the remaining contractual lives of the Company's stock options at July 31, 2001:


                                        Weighted       Weighted Average                         Weighted
                     Number of          Average        Contractual Life       Number of         Average
     Exercise         Options        Exercise Price        Remaining           Options       Exercise Price
       Price        Outstanding                                              Exercisable
   -------------- ----------------- ----------------- -------------------- ----------------- ---------------
      $4.375           10,000            $4.375              5.00               10,000           $4.375
   -------------- ----------------- ----------------- -------------------- ----------------- ---------------
   -------------- ----------------- ----------------- -------------------- ----------------- ---------------
      $0.531         1,200,000           $0.531              8.50             1,200,000          $0.531
   -------------- ----------------- ----------------- -------------------- ----------------- ---------------


8.   Commitments and Contingencies

     The Company leases certain facilities under noncancelable lease agreements. As more fully described in Note 3, the building portion of some of the Company's facility leases qualify under SFAS 13 as "capital leases" (i.e., an acquisition of an asset and the incurrence of a liability). The remaining facility lease agreements have terms ranging from month-to-month to nine years and are accounted for as operating leases. Certain of the facility lease agreements provide for options to renew and generally require the Company to pay property taxes, insurance, and maintenance and repair costs. Total rent expense under all operating leases aggregated $1,535, $2,280, and $2,129 for the years ended July 31, 2002, 2001, and 2000, respectively.

     The Company is involved in various legal proceedings which are incidental to the industry and for which certain matters are covered in whole or in part by insurance or, otherwise, the Company has recorded accruals for estimated settlements. Management believes that any liability which may result from these proceedings will not have a material adverse effect on the Company's consolidated financial statements.

     Assets recorded under capital leases are recorded in fixed assets and are as follows:

                                                        July 31,          July 31,         July 31,
                                                          2002              2001             2000
                                                          ----              ----             ----
                 Capitalized asset value          $     1,043        $     937           $ 4,553
                 Less accumulated amortization           (369)            (262)             (667)
                                                         ----             ----              ----
                                                  $       674        $    675             $ 3,886
                                                  ===========        ========             =======

     Net capitalized asset values are included in Property, Plant and Equipment. Future minimum lease payments under all noncancelable leases as of July 31, 2002, are as follows:

                                                                                     Capital       Operating
                 Year ending July 31,                                                leases         leases
                 --------------------                                                ------         ------
                      2003                                                               134         1,534
                      2004                                                               126         1,356
                      2005                                                               108         1,090
                      2006                                                               124           900
                      Thereafter                                                       1,204         1,921
                      Total annual lease payments                                   $  1,696       $ 6,801
                      Less amount representing interest, with imputed
                           interest rates ranging from 6% to 15%                         850
                      Present value of minimum lease payments                            938
                      Less current portion                                                 8
                      Long-term portion                                            $     930

     The Company issues purchase orders to Case Corporation for equipment purchases. Upon acceptance by Case, these purchases become noncancelable by the Company. As of July 31, 2002, such purchase commitments totaled $4,100,951.

9.   Segment Information

     In fiscal 1999, the Company adopted Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information," which requires the reporting of certain financial information by business segment. For the purpose of providing segment information, management believes that all of the Company's operations consist of one segment. However, the Company evaluates performance based on revenue and gross margin of three distinct business components. Revenue and gross margin by component are summarized as follows:

----------------------------- ---------------- ----------------- --------------
     Business Component         Year Ended        Year Ended       Year Ended
        Net Revenues           July 31, 2002    July 31, 2001     July 31, 2000
----------------------------- ---------------- ----------------- --------------
----------------------------- ---------------- ----------------- --------------
Equipment Sales               $   73,909       $     84,065      $    92,513
----------------------------- ---------------- ----------------- --------------
----------------------------- ---------------- ----------------- --------------
Equipment Rental                    5,747             20,817           26,334
----------------------------- ---------------- ----------------- --------------
----------------------------- ---------------- ----------------- --------------
Product Support                    28,332             35,020           36,790
----------------------------- ---------------- ----------------- --------------
----------------------------- ---------------- ----------------- --------------
    Totals                    $ 107,988        $   139,902       $  155,637
----------------------------- ---------------- ----------------- --------------

----------------------------- ---------------- ----------------- --------------
     Business Component         Year Ended        Year Ended       Year Ended
       Gross Margins           July 31, 2002    July 31, 2001     July 31, 2000
----------------------------- ---------------- ----------------- --------------
----------------------------- ---------------- ----------------- --------------
Equipment Sales               $      4,343     $       (  641)   $      (  66)
----------------------------- ---------------- ----------------- --------------
----------------------------- ---------------- ----------------- --------------
Equipment Rental                         727            4,566            5,556
----------------------------- ---------------- ----------------- --------------
----------------------------- ---------------- ----------------- --------------
Product Support                       4,676             5,895            6,048
----------------------------- ---------------- ----------------- --------------
----------------------------- ---------------- ----------------- --------------
    Totals                    $     9,746      $       9,820     $    11,538
----------------------------- ---------------- ----------------- --------------

     There are no inter-segment revenues. Asset information by reportable segment is not reported, since the Company does not produce such information internally.


10.  Unaudited Quarterly Consolidated Financial Data

                                                                  Quarter                                Total
                                            First         Second           Third         Fourth           Year
                                            -----         ------           -----         ------           ----
Fiscal 2002:
     Net sales                            $28,499        $26,229         $25,568        $27,691       $107,988
     Gross Profit                           4,117          2,850           2,538            241          9,746
     Net income (loss)                        357           (766)           (721)        (8,757)        (9,887)
     Basic income (loss) per share          0.10           (0.22)         (0.21)          (2.14)         (2.47)
     Diluted income (loss) per share        0.10           (0.22)         (0.21)          (2.14)         (2.47)


                                                                  Quarter                                Total
                                            First         Second           Third         Fourth           Year
                                            -----         ------           -----         ------           ----
Fiscal 2001:

     Net sales                            $37,783        $34,299         $33,641        $34,179       $139,902
     Gross Profit                           4,858          2,957           2,358           (353)         9,820
     Net income (loss)                        461          1,695          (5,119)        (4,879)        (7,842)
     Basic income (loss) per share          0.14            0.51          (1.53)          (1.46)         (2.30)
     Diluted income (loss) per share        0.14            0.51          (1.53)          (1.46)         (2.30)




                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Western Power & Equipment Corp.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Western Power & Equipment Corp. and its subsidiary at July 31, 2002, and the results of their operations and their cash flows for the year ended July 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operations and has a working capital deficit for the year ended July 31, 2002. Further, as discussed in Note 5 to the financial statements, the Company is in technical default of its loan agreement and has not obtained a waiver or revisions to the agreement from the financial institution. Accordingly, the financial institution at any time may call the outstanding borrowings, which aggregated $41.3 million at July 31, 2002. Such factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.



MOSS ADAMS LLP
Beaverton, Oregon
October 15, 2002

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Western Power & Equipment Corp.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Western Power & Equipment Corp. and its subsidiary at July 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operations and has a working capital deficit for the years ended July 31, 2001 and 2000. Further, as discussed in Note 5 to the financial statements, the Company is in technical default of its loan agreement and has not obtained a waiver or revisions to the agreement from the financial institution. Accordingly, the financial institution at any time may call the outstanding borrowings, which aggregated $53.4 million at July 31, 2001. Such factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.



PRICEWATERHOUSECOOPERS LLP
Portland, Oregon
October 6, 2001

                        REPORT OF INDEPENDENT ACCOUNTANTS
                          FINANCIAL STATEMENT SCHEDULE


To the Board of Directors and
Stockholders of Western Power & Equipment Corp.

Our audits of the consolidated financial statements referred to in our report dated October 15, 2002 appearing on page F-16 of this Annual Report on Form 10-K also included an audit of the financial statement schedules listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.




MOSS ADAMS LLP
Beaverton, Oregon
October 15, 2002

                                                                 SCHEDULE II

                         WESTERN POWER & EQUIPMENT CORP.

                       VALUATION AND QUALIFYING ACCOUNTS
                For the Fiscal Years Ended July 31, 2001 and 2000

                             (Dollars in Thousands)



                                              Balance at      Charged to    Charged to                  Balance at
                                              Beginning       Costs and        Other                      End of
               Description                    of Period        Expenses      Accounts     Deductions      Period
               -----------                    ---------        --------      --------     ----------      ------

Accounts Receivable Reserve:
  Fiscal year ended July 31, 2002                $948            $119          $ ---        $(421)         $646

  Fiscal year ended July 31, 2001                563             544            ---         (159)          948

Inventory Reserve:
  Fiscal year ended July 31, 2002               7,771           6,616           ---        (6,331)        8,056

  Fiscal year ended July 31, 2001               5,052           4,106           ---        (1,387)        7,771


                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY



     1. Western Power & Equipment Corp., an Oregon corporation (100% owned by the Company).

                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Western Power & Equipment Corp. of our report dated October 15, 2002 relating to the financial statements and the financial schedules which appear in this Form 10-K.



MOSS ADAMS LLP

Beaverton, Oregon
October 15, 2002

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Western Power & Equipment Corp. of our report dated October 6, 2001 relating to the financial statements and the financial schedules which appear in this Form 10-K.



PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
October 6, 2001

                                   Exhibit 99
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-K of Western Power & Equipment Corp. (the "Company") for the period ending July 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, C. Dean McLain, Chief Executive Officer of the Company, certify, based on my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

               (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2) the information  contained in the Report fairly presents,  in
          all  material  respects,   the  financial  condition  and  results  of
          operations of the Company.


/s/ C. Dean McLain
-------------------
C. Dean McLain
Chief Executive Officer
November 13, 2002





                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-K of Western Power & Equipment Corp. (the "Company") for the period ending July 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark J. Wright, Chief Financial Officer of the Company, certify, based on my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

               (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2) the information  contained in the Report fairly presents,  in
          all  material  respects,   the  financial  condition  and  results  of
          operations of the Company.


Mark J. Wright
Chief Financial Officer
November 15, 2002

                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 WESTERN POWER & EQUIPMENT CORP.


                                                  By:/S/ C. Dean McLain
                                                  ---------------------
                                                  C. Dean McLain, President and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                   Title                      Date
---------                                   -----                      ----


/S/ C. Dean McLain                 President, Chief            November 13, 2002
-------------------
 C. Dean McLain                    Executive Officer,
                                   and Chairman


/S/ Mark J. Wright                 Vice President of Finance,  November 13, 2002
-------------------
 Mark J. Wright                    Chief Financial and Principal
                                   Accounting Officer,
                                   Treasurer and Secretary


/S/ Robert M. Rubin                Director                    November 13, 2002
-------------------
 Robert M. Rubin


/S/ Dr. Seymour Kessler            Director                    November 13, 2002
-----------------------
Dr. Seymour Kessler


/S/ Allen Perres                   Director                    November 13, 2002
----------------
Allen Perres


/S/ Irwin Pearl                    Director                    November 13, 2002
---------------
Irwin Pearl

I, C. Dean McLain, certify that:

               1. I have reviewed this annual report on Form 10-K of Western Power & Equipment Corp.;

               2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

               3.Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;


Date: November 13, 2002


/s/ C. Dean McLain
------------------
Chief Executive Officer and President








I, Mark J. Wright, certify that:

               1. I have reviewed this annual report on Form 10-K of Western Power & Equipment Corp.;

               2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

               3.Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;


Date: November 13, 2002


/s/ Mark J. Wright
------------------
Chief Financial Officer and Vice President of Finance